UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mack-Cali Announces Plan to Form a Committee of Independent Directors to Review Strategic Direction

JERSEY CITY, N.J., May 29, 2019 — Mack-Cali Realty Corporation (NYSE: CLI) (the “Company” or “Mack-Cali”) today announced that the Board of Directors of the Company intends to form a committee of independent directors to conduct a review of the Company’s strategy, asset portfolio and business opportunities (the “Strategic Review Committee”) to ensure that all available alternatives for continuing stockholder value creation are carefully and thoughtfully considered.  The Board expects to form the Strategic Review Committee following the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for June 12, 2019.  Upon completion of its review, the Strategic Review Committee will make a recommendation to the full Board as to whether it is advisable to continue to execute on the Company’s business plan, consider a sale of the Company or any of its assets, or take other action to maximize stockholder value.  It is expected that the Strategic Review Committee will consist of four independent directors, including at least two new independent directors not currently serving on the Board.

The Mack-Cali Board also intends to extend to Ms. MaryAnne Gilmartin and Mr. Frederic Cumenal an offer to join the Board immediately following the Annual Meeting.  As previously announced, Ms. Gilmartin and Mr. Cumenal have been nominated, together with two other individuals, by Bow Street Special Opportunities Fund XV, LP (“Bow Street”) for election to the Board at the Annual Meeting.  If Ms. Gilmartin and Mr. Cumenal accept the Company’s offer to join the Board, the Board also intends to appoint at least one of them to the Strategic Review Committee.

As previously announced, in an effort to reach an amicable resolution of Bow Street’s protracted and costly proxy contest, the Company engaged in settlement discussions with Bow Street and offered to add two of Bow Street’s nominees to the Company’s slate of candidates for election as directors at the Annual Meeting.  The Company also agreed to establish a committee of independent directors, which would include the two Bow Street nominated directors, to conduct a review of the Company’s strategic direction.  However, despite the Company’s good faith efforts to negotiate a fair and reasonable settlement, the parties were unable to reach an agreement due to fundamental differences as to the committee’s objectives and process, including Bow Street’s desire to force a precipitous sale of the Company at any price, which would allow Bow Street to realize a quick profit on its recent investment, but would be detrimental to other Mack-Cali stockholders.  Bow Street was also unwilling to agree to a meaningful standstill and demanded expense reimbursement of up to $2.0 million, which the Company believes is vastly in excess of any reasonable amount.

Given that Bow Street launched its proxy contest to facilitate its self-interested proposal to acquire the Company’s premium assets at a price far below their fair market value or force a “fire sale” of the Company in order to make a quick profit, as well as Bow Street’s attempts to “greenmail” the Company by proposing to withdraw its director nominations if the Company agreed to sell certain assets to Bow Street at a “wholesale” price, Bow Street’s rejection of the Company’s fair and generous settlement proposal is not surprising.  The Company believes that Bow Street’s conduct throughout its self-serving campaign clearly indicates that Bow Street is not interested in a fair settlement and that its sole objective remains to profit at the expense of all other Mack-Cali stockholders.

“The initiatives announced today are the result of an ongoing, constructive dialogue between the Company and its stockholders,” said William L. Mack, Chairman of the Mack-Cali Board of

Directors.  “Contrary to the baseless assertions made by Bow Street in the course of its self-serving campaign, the Mack-Cali Board of Directors remains open-minded and is not opposed to any action that is in the best interests of our stockholders.  While the Board and management team remain focused on the execution of the Company’s business plan and completion of its strategic transformation, the formation of a new committee of independent directors to review the Company’s strategic direction will ensure that all available opportunities for maximizing stockholder value are thoroughly considered.  The Board is also committed to best practices of corporate governance and will continue the comprehensive Board refreshment process that is currently underway, with at least two of our long-standing directors to be replaced by two additional new independent directors in 2020.”

“It is unfortunate that the Company has been unable to reach a constructive resolution of Bow Street’s lengthy and distracting proxy contest.  However, the initiatives announced today will allow the Company to be responsive to the wishes of our stockholders without agreeing to Bow Street’s unreasonable demands, which would be detrimental to all other Mack-Cali stockholders,” said Michael J. DeMarco, Chief Executive Officer of Mack-Cali.

PROTECT THE VALUE OF YOUR INVESTMENT BY SUPPORTING THE BOARD’S IMPORTANT NEW INITIATIVES —

VOTE ON THE WHITE PROXY CARD NOW

To implement the important new initiates announced by the Mack-Cali Board, please vote on the WHITE proxy card “FOR” all of Mack-Cali’s 11 nominees.

Please do NOT vote on the gold proxy card for any Bow Street nominees.

Every Stockholder’s Vote Is Important,
No Matter How Many or How Few Shares You Own

Stockholders who have questions or require any assistance voting their shares should contact Mack-Cali’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

OR

Collect: (212) 929-5500

About Mack-Cali Realty Corporation

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey.  Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

Forward-Looking Statements

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”).  The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting.  The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Mack-Cali, its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company.  These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com.

Contacts:

David Smetana	Deidre Crockett
Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
Chief Financial Officer	Senior Vice President,
(732) 590-1035	Corporate Communications and Investor Relations
dsmetana@mack-cali.com	(732) 590-1025
dcrockett@mack-cali.com

Proxy Solicitor:	Media Contacts:
Lawrence E. Dennedy	Andrew Siegel / Viveca Tress
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
ldennedy@mackenziepartners.com